                                                              EXHIBIT 10.29



                               AGREEMENT OF SALE
                               -----------------

AGREEMENT OF SALE, made August 6, 1996, between KINGS CASTLE CATERERS, INC., c/o DiConza, Larocca & DiCunto, LLP, 478 Bay Ridge Parkway, Brooklyn, New York, ("Seller"), and RATTLESNAKE OF BAY RIDGE, INC., 1 Stamford Landing, Stamford, Connecticut, ("Purchaser").

                              W I T N E S S E T H:
                              --------------------

WHEREAS, Purchaser desires to acquire, and Seller desires to sell, certain assets of the Seller hereinafter specified, upon the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the covenants and agreements hereafter set forth, and other valuable consideration, the receipt and sufficiency of which hereby is acknowledged, the parties hereto agree as follows:

1. AGREEMENT TO SELL. Seller agrees to sell, transfer and deliver to Purchaser, and Purchaser agrees to purchase, upon the terms and conditions hereinafter set forth, the following assets of Seller (collectively, the "Assets"):

        (a) the equipment, furniture, fixtures and improvements located at Short Ribs Restaurant & Bar, 9101 Third Avenue, Brooklyn, New York 11209, more particularly itemized in Exhibit B, annexed, and;

        (b) a sub-lease of the prime lease dated the 1st day of December, 1995, with rider dated February 1, 1996, between 9103 Third Avenue Realty Corp. , as Landlord, and Kings Castle Caterers, Inc., as Tenant, copies of which are annexed hereto as Exhibit A (the "Lease" and "Sub-Lease").

The sale hereunder shall not include, and Seller shall retain, the name "Short Ribs" and "Short Ribs Restaurant & Bar", all cash, securities, cash equivalents and accounts receivable and all other assets, property and rights of Seller and the business, including without limitation the property described in Exhibit C hereto (the "Excluded Assets").

2. PURCHASE PRICE. The purchase price to be paid by Purchaser is $465,000.00, payable as follows:

    (a) $46,500.00 upon execution of this agreement, by check subject to collection. The nonpayment of said check shall give Seller the right to declare this agreement null and void, in addition to pursuing all other remedies against Purchaser on said check or as otherwise permitted by law. Said check is payable to the order of the Escrow Agent hereinafter identified, and the proceeds of said check shall be held in escrow as hereinafter provided.

    (b) $173,500.00 at the closing.

    (c) $245,000.00 at the closing by the execution and delivery of a Promissory Note by Purchaser to Seller in said amount. Said Promissory Note shall be self-liquidating over a period of eighty (80) months and shall bear interest at the rate of prime plus one (1%) percent as established by the Chase Manhattan Bank and reported in the Wall Street Journal, adjusted monthly. The Promissory Note shall be secured by a Security Agreement and UCC Financing Statements creating a security interest in the assets of the business to be established by Purchaser to operate a restaurant and bar ("Business") at the premises (the "Security Agreement).

    The Promissory Note shall be guaranteed by the Rattlesnake Holding Company Inc., 1 Stamford Landing, Stamford, Connecticut. The guaranty shall be delivered at Closing.

The purchase price is comprised of the following components:

          Furniture, Fixtures & Equipment:    $
          Sub-Lease:                          $

The parties agree to use the foregoing allocation, which was the result of arm's length negotiations, for purposes of all Federal, State and local tax returns. Purchaser agrees to pay at the Closing the applicable New York State Sales Taxes on the furniture, fixtures and equipment transferred, and to indemnify and hold harmless the Seller from any and all claims for taxes due as a result thereof. This provision shall survive the Closing.

3. ACCEPTABLE FUNDS. All money payable under this agreement, unless otherwise specified, shall be paid either: (a) in cash, but not more than $1,000 shall be paid in cash; (b) by good certified check of Purchaser, or official check of any bank, savings bank, trust company, or savings and loan association which is a member of the New York Clearing House, payable to the direct order of Seller; or
(c) as otherwise agreed to in writing by the parties or their attorneys.

4. THE CLOSING. The "closing" means the settlement of the obligations of Seller and Purchaser to each other under this agreement, including the payment of the purchase price to Seller as provided in Article 1 hereof and the delivery of the closing documents provided for in Article 5 hereof. The closing shall be held at the offices of DiConza, Larocca & DiCunto, LLP, 478 Bay Ridge Parkway, Brooklyn, NY 11209, at 10 A.M. on or about five (5) days after receipt of Landlord's written consent to Sub-lease Agreement. (the "closing date").

5. CLOSING DOCUMENTS.  At the closing Seller shall execute and deliver to
Purchaser:

        (a) a Bill of Sale for all furniture, fixtures and equipment;

        (b) Sub-Lease substantially in the form of Exhibit A hereto;

        (c) Landlord's consent to Sub-Lease Agreement in the form annexed hereto;

        (d) such other instruments as may be necessary or proper to transfer to Purchaser all other ownership interests in the Assets to be transferred under this agreement;

        (e) evidence that any existing violations have been satisfied and removed of record;

        (f) Memo of Lease fully executed, in recordable form, in the form attached.

At the closing Purchaser shall execute and deliver to Seller:

        (a) the Promissory Note, Security Agreement and UCC Financing Statements and Guaranty provided for in Article 2 hereof.

6. THE SECURITY AGREEMENT. The Security Agreement shall create a security interest in the property described in Exhibit B. Purchaser agrees to perfect the security interest of the Security Agreement by executing and delivering to Seller appropriate Financing Statements and extensions and renewals thereof, in accordance with the provisions of the Uniform Commercial Code, and all other instruments or documents as may be reasonably requested by Seller. All filing fees in connection therewith shall be paid by Purchaser.

7. CLOSING ADJUSTMENTS. The following items shall be apportioned as of midnight of the day preceding the closing date:

    (a) rent, including any additional rent, under the Lease;

    (b) taxes;

    (c) water and sewer charges.

Any errors or omissions in computing apportionments shall be corrected after the closing.

8. WAIVER OF BULK TRANSFER REQUIREMENTS. The parties waive compliance with the bulk transfer provisions of the Uniform Commercial Code which may be applicable to this transaction. Seller agrees to hold harmless Purchaser against all claims made by the creditors of Seller.

At the closing, Seller shall deposit with the Escrow Agent hereinafter identified the Promissory Note to be held in escrow, for a period of ninety (90) days, as security for the payment of any and all liabilities due the State and City of New York for taxes. During the time that the Promissory Note is so held in escrow, payments due on the Promissory Note shall be made by Purchaser to the Escrow Agent. The Promissory Note so made shall be released from escrow and delivered to Seller after ninety (90) days or at such time as a receipt or receipts evidencing payment of said sales tax liabilities of Seller, or appropriate releases, are delivered to Purchaser, whichever shall first occur, with payments to be so released within ninety (90) days thereafter. Seller's obligations as to said taxes shall remain, and Purchaser shall have a right of set-off against the Note for payments made by it as a result of the non-payment of same by Seller, as a result of any misrepresentations or failure to perform.

9. USE OF PURCHASE PRICE TO PAY ENCUMBRANCES. If there is any lien or encumbrance against the Assets, or anything else affecting this sale, which Seller is obligated to pay and discharge at the Closing, Seller shall use any portion of the balance of the purchase price to discharge it, or Seller may allow to Purchaser the amount thereof as a credit at the Closing. Purchaser agrees to provide separate certified checks as reasonably requested to assist in clearing up these matters.

10. REPRESENTATIONS AND WARRANTIES OF SELLER. Seller represents and warrants to Purchaser as follows:

    (a) Seller has full power and authority to conduct its business as now carried on, and to carry out and perform its undertakings and obligations as provided herein.

    (b) No action, approval, consent or authorization of any governmental authority is necessary for Seller to consummate the transactions contemplated hereby.

    (c) Seller is the owner of and has good and marketable title to the Assets, free of all liens, claims and encumbrances, except as may be set forth herein.

    (d) There are no violations of any law or governmental rule or regulation pending against Seller or the Assets.

    (e) There are no judgments, liens, suits, actions or proceedings pending, or to its knowledge threatened, against Seller or the Assets.

    (f) Except as set forth in sub-paragraph 11(d) herein, Seller has not entered into, and the Assets are not subject to, any: (i) written contract or agreement for the employment of any employee of the business; (ii) contract with any labor union or guild; (iii) pension, profit-sharing, retirement, bonus, insurance, or similar plan with respect to any employee of the business; or (iv) similar contract or agreement affecting or relating to the Assets.

    (g) The Lease is the only agreement between Landlord and Seller with respect to the premises demised thereunder, and is in full force and effect and without any default by Seller, or Landlord, thereunder.

    (h) Seller has no knowledge of any environmental or hazardous conditions at the premises, including the presence of asbestos;

    (i) Seller has no knowledge of any other parties having rights or interest in or to the premises.

11. REPRESENTATIONS AND WARRANTIES OF PURCHASER. Purchaser represents and warrants to Seller as follows:

    (a) Purchaser has full power and authority to carry out and perform its undertakings and obligations as provided herein.

    (b) No action, approval, consent or authorization of any governmental authority is necessary for Purchaser to consummate the transactions contemplated hereby.

    (c) There are no judgments, liens, suits, actions or proceedings pending or, to the best of Purchaser's knowledge, threatened against Purchaser or its property.

    (d) Purchaser agrees to assume the obligations of Seller pursuant to the security alarm equipment lease agreement annexed as EXHIBIT D. Purchaser further agrees to defend, indemnify, and hold Seller harmless, from and against any and all claims resulting from the future use of the alarm system. This provision shall survive the Closing.

12. NO OTHER REPRESENTATIONS. Purchaser acknowledges that neither Seller nor any representative or agent of Seller has made any representation or warranty (expressed or implied) regarding the Assets or the business, or any matter or thing affecting or relating to this agreement, except as specifically set forth in this agreement. Seller shall not be liable or bound in any manner by any oral or written statement, representation, warranty, agreement or information pertaining to the Assets or the business or this agreement furnished by any broker, agent or other person, unless specifically set forth in this agreement. Purchaser has inspected the Assets, Purchaser agrees to take the Assets "as is" and in their present condition, subject to reasonable use, wear, tear and deterioration between now and the closing date.

13. CONDITIONS TO CLOSING. The obligations of the parties to close hereunder are subject to the following conditions, any of which may be waived by the benefited party:

    (a) All of the terms, covenants and conditions to be complied with or performed by the other party under this agreement on or before the closing shall have been complied with or performed in all material respects.

    (b) All representations or warranties of the other party herein are true in all material respects as of the closing date.

    (c) On the closing date, there shall be no liens or encumbrances against the Assets, except as may be provided for herein.

Seller promptly shall notify the lessor under the Lease (the "Lessor") of the proposed Sub-Lease to Purchaser, and shall request the consent of the Lessor thereto. Seller and Purchaser shall furnish to the Lessor such information as may reasonably be required in connection with the procuring of such consent, and shall otherwise cooperate with the Lessor and with each other in an effort to expeditiously procure such consent. Neither Seller nor Purchaser shall be obligated to make any payment to obtain such consent. If the Lessor shall fail or refuse to grant such consent in writing in the form of a Landlord's Consent Agreement, within ten (10) days after the date of this agreement (the "Outside Date"), or shall require as a condition of the granting of such consent that additional consideration be paid to the Lessor which neither Seller nor Purchaser is willing to pay, then either Seller or Purchaser may terminate this agreement, by written notice to the other delivered within ten (10) days after the Outside Date.

If this agreement is terminated as provided above in this Article 13, Seller shall direct Escrow Agent to return, without interest, the down payment and Escrow Agent shall so return same, whereupon all rights of Purchaser hereunder and to the business shall terminate, and neither Seller nor Purchaser shall have any further claim against the other hereunder.

If Purchaser shall be entitled to decline to close the transactions contemplated by this agreement, but Purchaser nevertheless shall elect to close, Purchaser shall be deemed to have waived all claims of any nature arising from the failure of Seller to comply with the conditions or other provisions of this agreement of which Purchaser shall have actual knowledge at the closing.

14. ESCROW CONDITIONS. Concurrently with the execution of this agreement, Purchaser has delivered to DiConza, Larocca & DiCunto, LLP, having an address at 478 Bay Ridge Parkway, Brooklyn, NY 11209 ("Escrow Agent"), Purchaser's check in the amount of $46,500.00, being the amount to be paid by Purchaser upon the execution of this agreement (the "down payment"). At the closing, Seller is to deliver to said Escrow Agent the Promissory Note to be held in escrow, as provided in Article 8 above.

Escrow Agent shall hold the down payment and the Promissory Note in accordance with this agreement, or a joint instruction signed by Seller and Purchaser, or separate instructions of like tenor signed by Seller and Purchaser, or a final judgment of a court of competent jurisdiction. Escrow Agent hereby is authorized and directed to deliver the down payment to Seller if, as and when title closes.

15. LIQUIDATED DAMAGES. If Purchaser defaults under this agreement, Seller as its sole remedy shall be entitled to declare this agreement null and void and to receive from Escrow Agent and to retain the down payment and any other sums paid by Purchaser hereunder as liquidated damages, whereupon this agreement shall terminate and neither Seller nor Purchaser shall have any further claim against the other. The parties acknowledge that the actual damages sustained by Seller in the event of such default are difficult, if not impossible, to ascertain.

16. BROKERAGE. The parties hereto represent and warrant to each other that they have not dealt with any broker or finder in connection with this agreement or the transactions contemplated hereby, other than Friedland Realty, Inc., whose commission shall be paid by Seller and no other broker or any other person is entitled to receive any brokerage commission, finder's fee or similar compensation in connection with this agreement or the transactions contemplated hereby. Each of the parties shall indemnify and hold the other harmless from and against all liability, claim, loss, damage or expense, including reasonable attorneys' fees, pertaining to any other broker, finder or other person with whom such party has dealt. No action or inaction of Seller or Purchaser, including the giving of notices, shall affect, change or discharge the obligations of the Purchaser's Guarantor hereunder.

17. ASSIGNMENT. Purchaser shall not assign this agreement without the prior written consent of Seller in each instance. Any attempted assignment without Seller's consent shall be null and void.

18. NOTICES. All notices, demands and other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been properly given if delivered by hand or by registered or certified mail, return receipt requested, with postage prepaid, to Seller or Purchaser, as the case may be, at their addresses first above written, or at such other addresses as they may designate by notice given hereunder. All notices shall be copied to the respective party's attorneys as follows: To the Purchaser, copy to: ATTN:
ANDREW S. LEVINE, ESQ., PRYOR, CASHMAN, SHERMAN & FLYNN, 410 PARK AVENUE, NEW YORK, NEW YORK 10022-4441; To the Seller, copy to: ATTN: RICHARD A. KAPLIN, ESQ., DIcONZA, LAROCCA & DIcUNTO, 478 BAY RIDGE PARKWAY, BROOKLYN, NEW YORK 11209- 2720.

19. ENTIRE AGREEMENT. This agreement contains all of the terms agreed upon between Seller and Purchaser with respect to the subject matter hereof. This agreement has been entered into after full investigation. All prior oral or written statements, representations, promises, understandings and agreements of Seller and Purchaser are merged into and superseded by this agreement, which alone fully and completely expresses their agreement.

20. CHANGES MUST BE IN WRITING. No delay or omission by either Seller or Purchaser in exercising any right shall operate as a waiver of such right or any other right. This agreement may not be altered, amended, changed, modified, waived or terminated in any respect or particular unless the same shall be in writing signed by the party to be bound. No waiver by any party of any breach hereunder shall be deemed a waiver of any other or subsequent breach.

21. CAPTIONS AND EXHIBITS. The captions in this agreement are for convenience only and are not to be considered in construing this agreement. The Exhibits annexed to this agreement are an integral part of this agreement, and where there is any reference to this agreement it shall be deemed to include said Exhibits.

22. GOVERNING LAW. This agreement shall be governed by and construed in accordance with the laws of the State of New York. If any provisions of this agreement shall be unenforceable or invalid, such unenforceability or invalidity shall not affect the remaining provisions of this agreement.

23. BINDING EFFECT. This agreement shall not be considered an offer or an acceptance of an offer by Seller, and shall not be binding upon Seller until executed and delivered by both Seller and Purchaser. Upon such execution and delivery, this agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and permitted assigns.

24. OPTION PERIOD. Notwithstanding the prior provisions of this Agreement, upon execution hereof, Purchaser shall deliver a bank, certified or attorney escrow check in the amount of $20,000.00, which shall be deposited by and held in escrow by DiConza, Larocca & DiCunto, LLP, attorney for Seller. The $20,000.00 deposit shall be held in a non-interest bearing account until October 1, 1996. (the "Expiration Date"). At or prior to the Expiration Date, Purchaser shall be required to deposit an additional down payment of $26,500.00, representing the balance of the full deposit due under the Agreement of Sale, in which event, the terms and conditions of this Agreement shall be fully effective. In the event Purchaser shall fail to deposit the additional sum of $26,500.00 within the required period or otherwise notifies Seller in writing of its intention not to proceed with the Agreement of Sale, then, in either event, the initial $20,000.00 deposit shall be forfeited by the Purchaser. In such event, DiConza, Larocca & DiCunto, LLP shall be authorized to release the initial deposit of $20,000.00 to Seller and the Agreement shall terminate and be of no further force and effect, with neither party having any further claims as against the other.

IN WITNESS WHEREOF, the parties have executed this agreement the date first above written.

                                    KINGS CASTLE CATERERS, INC.

Witness:

                                    BY: /s/ Jerry Pellegrino, President
----------------------------           -------------------------------------
                                       Jerry Pellegrino, President

                                    RATTLESNAKE OF BAY RIDGE INC.

Witness:

                                    By: /s/ William Opper
----------------------------           -------------------------------------
                                      William Opper, C.E.O.

                                   EXHIBIT A

                            The Lease and Sub-Lease

                                 RIDER TO LEASE
                                 --------------

         The provisions of this rider are hereby incorporated into and made a part of the lease to which this rider is annexed. If there is any conflict between the provisions of this rider and the remainder of this lease, the provisions of this rider shall govern.

                                    2. RENT

         Tenant covenants to pay to Landlord as a net minimum rent (the "fixed rent") during the term of this lease as follows:

         Year              Annual Rent      Monthly Rent

         Year     1        $81,600.00       $6,800.00
         Year     2         84,048.00        7,004.00
         Year     3         86,569.44        7,214.00
         Year     4         90,032.22        7,502.00
         Year     5         94,533.83        7,877.00
         Year     6         99,260.52        8,270.00
         Year     7         99,260.52        8,270.00
         Year     8         99,260.52        8,270.00
         Year     9         99,260.52        8,270.00
         Year     10        99,260.52*       8,270.00

* TO BE PRORATED

         The fixed rent shall be payable in advance in equal monthly installments on the first day of each calendar month. If the term of this lease does not commence on the first day of a month, the fixed rent for the month in which the term of this lease commences shall be appropriately apportioned. The first installment of fixed rent shall be paid simultaneously with the execution of this lease.

         Tenant also covenants to pay, from time to time as provided in this lease, as additional rent, all other amounts and obligations which Tenant assumes or agrees to pay under this lease. In the event of any failure on the part of Tenant to pay any additional rent, Landlord shall have all the rights, powers and remedies provided for in this lease, at law, in equity or otherwise, in the case of nonpayment of fixed rent. Tenant's obligations to pay fixed rent and additional rent shall survive the expiration of the lease term or earlier termination of this lease, arising out of Tenant's default.

         All fixed rent and additional rent (collectively hereinafter referred to as "rent") shall be paid in such coin or currency (or, subject to collection, by good check payable in such coin or currency) of the United States of America as at the time shall be legal tender for the payment of public and private debts, at the office of Landlord as set forth above, or at such place and to such person as Landlord from time to time may designate.

         All rent shall be paid to Landlord without notice, demand, counterclaim, setoff, deduction or defense, and nothing shall suspend, defer, diminish, abate or reduce any rent, except as otherwise specifically provided in this lease.

                            3. Work To Be Performed
                            -----------------------

         Tenant at Tenant's sole cost and expense shall perform the work and make the installations in the demised premises set forth in Paragraph "18" hereto. Tenant shall obtain all necessary governmental approvals in connection therewith.

         Tenant has examined and inspected the demised premises. Tenant agrees to accept possession of the demised premises "AS IS" except as otherwise expressly provided herein. Landlord shall not be responsible for making any improvements, alterations or repairs therein or for spending any other money to prepare the demised premises for Tenant's occupancy, except as expressly provided herein. All other improvements and alterations to the demised premises prior to or at any time after the commencement of the term of this lease shall be made at Tenant's sole cost and expense, in accordance with the provisions of this lease.

                          4. Alterations and Additions
                          ----------------------------

         Tenant shall be entitled to make all non-structural alterations or additions to the demised premises without the prior written consent of Landlord in each instance, so long as all alterations are consistent with the design and furnishings of other Rattlesnake restaurants. Owner shall be responsible for all structural repairs to the demised premises, including the roof. In the event Owner fails to make required structural repairs which impact on Tenant's use of the demised premises, Tenant may undertake such repairs on thirty (30) days' prior written notice and may set-off the cost of such repairs as against rent due.

                                    5. Liens
                                    --------

         Tenant shall indemnify and hold Landlord harmless from and against any and all bills for labor performed or equipment, fixtures and materials furnished to or for Tenant, and from and against any and all liens or claims therefor or against the demised premises or the building of which it forms a part, and from and against any and all liability, claim, loss, damage or expense, including reasonable attorneys' fees, in connection with any work performed by or for Tenant. The demised premises and the building shall at all times be free of liens for labor and materials supplied or claimed to have been supplied to or on behalf of Tenant, and no financing statements or other security instruments shall be filed against the demised premises or the building or the contents thereof, except for new fixture financing. Landlord agrees to execute releases and/or acknowledgements to confirm this.

         If, in connection with any work being performed by or for Tenant or any subtenant, or in connection with any materials being furnished to Tenant or any subtenant, any mechanic's lien or other lien or charge shall be filed or made against the demised premises or any part thereof, or if any such lien or charge shall be filed or made against Landlord as owner, then Tenant, at Tenant's expense, within thirty (30) days after such lien or charge shall have been filed or made, shall cause the same to be canceled and discharged of record by payment thereof or filing a bond or otherwise.

         Nothing in this lease shall constitute any consent or request by Landlord, express or implied, for the performance of any labor or services or the furnishing of any materials or other property in respect of the demised premises or any part thereof, nor as giving Tenant any right, power or authority to contract for or permit the performance of any labor or services or the furnishing of any materials or other property in any fashion that would permit the filing or making of any lien or claim against Landlord, the demised premises or the building.

                                6. Waste Removal
                                ----------------

         Tenant, at Tenant's expense, shall contract for the removal, on a daily basis, of all Tenant's garbage waste. Tenant, at Tenant's expense, shall cause the demised premises to be exterminated from time to time to the satisfaction of Landlord.

                            7. Licenses And Permits
                            -----------------------

         Tenant agrees to secure and maintain, at its own expense, all licenses and permits from Federal, State and local authorities as may be necessary for the conduct of Tenant's business, and shall comply with all applicable laws, rules and regulations. Landlord does not represent that any license or permit which may be required will be granted or, if granted, will continue in effect or be renewed. Tenant's obligations under this lease shall in no way be affected by Tenant's inability to secure or maintain any license or permit.

                              8. Utility Services
                              -------------------

         Tenant shall pay all charges for all public or private utility services provided to the demised premises which accrue on or after the commencement date of this lease, shall comply with all contracts relating to such services, and shall do all other things required for the maintenance and continuance of all such services.

Utilities shall include, but not limited to, all gas, electric, water, sewer and telephone services.

         Tenant, at its sole cost and expense, shall make all arrangements with the public utility company serving the demised premises for obtaining and paying for electricity and other utility services at the demised premises, including without limitation arrangements pertaining to the installation and use of meters, pans, risers, wiring, panel boards, feeders and other conductors and equipment, if necessary. Landlord shall not be liable or responsible for charges for electricity at the demised premises, or any loss, damage or expense which Tenant may sustain or incur if either the quantity or character of electric service is changed or is no longer available or suitable for Tenant's requirements.

         Tenant covenants and agrees that its use of electric current shall never exceed the capacity of the existing conductors, feeders, risers, wiring installations or other equipment servicing the building.

                       9. Compliance With Paramount Lease
                       ----------------------------------

         This lease is subject and subordinate to the terms, covenants and conditions of that certain Lease Agreement dated December 1, 1995, with Rider dated February 1, 1996, by and between 9103 Third Ave. Realty Corp., as Landlord and Kings Castle Caterers, Inc., as Tenant (the "Paramount Lease"), as modified by the Landlord Consent Agreement. 9103 Third Ave. Realty Corp. shall be referred to herein as either Prime Landlord or Owner. Tenant, at Tenant's sole cost and expense, shall observe, perform and comply with all of the terms, covenants and conditions of the Paramount Lease to be observed, performed or complied with by the lessee thereunder, other than the provisions for the payment of rent. All rent payments under this lease must be made directly to the Landlord hereunder and NOT to the Owner. In the event of any default in the observance, performance or compliance with any such term, covenant or condition of the Paramount Lease, other than the payment of rent, other than the payment of rent, as claimed by Owner, Landlord, in addition to its other rights and remedies hereunder, shall be entitled to cure such default under the Paramount Lease, and all sums advanced or incurred by Landlord in connection therewith shall be paid by Tenant to Landlord on demand as additional rent hereunder.

                             10. Limited Liability
                             ---------------------

         Tenant agrees that, notwithstanding any other provision of this lease, Landlord shall not be under any personal liability under this lease and, if Landlord defaults hereunder, Tenant shall look solely to the interest of Landlord or its successor in the demised premises for the satisfaction of any judgment or other judicial process requiring the payment of money by Landlord based upon any default hereunder, and no other assets of Landlord or any such successor shall be subject to levy, execution or other enforcement procedure for the satisfaction of any such judgment or process.

                         11. Indemnification By Tenant
                         -----------------------------

         Tenant shall indemnify and hold Landlord (and any fee owner, mortgagee or lessor under any superior lease) harmless from and against any and all liability, claim, loss, damage or expense, including reasonable attorneys , fees, by reason of any injury to or death of any person or persons, or injury or damage to property, or otherwise, arising from or in connection with the occupancy or use of the demised premises or any work, installation or thing whatsoever done in, at or about the demised premises, or from any act, omission or negligence of Tenant or any contractors, agents, employees, customers, subtenants, licensees, guests or invitees of Tenant.

                                 12. Insurance
                                 -------------

         Tenant, at all times during the term of this lease and at Tenant's expense, shall provide and keep in force with insurers reasonably approved by Landlord comprehensive public liability and property damage insurance protecting Landlord against any and all liability occasioned by negligence, occurrence, accident, disaster and other risks included under "extended coverage" policies, occurring in or about the demised premises or any part thereof, in amounts approved from time to time by Landlord, which amounts at the date hereof shall be, in the case of public liability, $1,000,000 per person and $3,000,000 per accident, and $500,000 in the case of property damage, and insurance against such other hazards and in such amounts as is customarily carried by tenants in similar restaurants, as Landlord reasonably may request.

         All insurance maintained by Tenant pursuant to this Article 12 shall name Landlord, Tenant and Owner as additional insureds, shall provide that any loss shall be payable to Landlord notwithstanding any act or failure to act or negligence of Landlord, Tenant or any other person, shall provide that no cancellation, reduction in amount or material change in coverage thereof will be effective until at least ten days after receipt by Landlord of written notice thereof, and shall be satisfactory to Landlord, acting reasonably, in all other respects. Notwithstanding the above, all casualty loss payments below $50,000.00 may be paid directly to Tenant so long as they are used to repair or restore the demised premises. In the event of a casualty loss, Landlord may not terminate this lease unless consented to by Tenant or unless there shall be less than two
(2) years remaining on this lease. All repairs required as a result of casualty loss shall be expeditiously commenced and completed by Tenant.

         Upon the execution of this lease and thereafter not less than fifteen days prior to the expiration date of any policy delivered pursuant to this
Article 12, Tenant shall deliver to Landlord the originals of all policies or renewal policies or Certificates of Insurance, as the case may be, required by this lease, bearing notations evidencing the payment of the premiums therefor.

         If at any time Tenant shall neglect or fail to provide or maintain insurance or to deliver insurance policies or certificates in accordance with this Article 12, Landlord may, upon notice to Tenant, effect such insurance as agent for Tenant, by taking out policies in a company satisfactory to Landlord, and the amount of the premiums paid for such insurance shall be paid by Tenant to Landlord on demand.

                         13. Assignment and Subletting
                         -----------------------------

         Tenant expressly covenants that Tenant shall not voluntarily or involuntarily assign, encumber, mortgage or otherwise transfer this lease, or sublet the demised premises or any part thereof, or suffer or permit the demised premises or any part thereof to be used or occupied by others, by operation of law or otherwise, without the prior written consent of Landlord in each instance. Absent such consent, any act or instrument purporting to do any of the foregoing shall be null and void. Landlord's consent to any proposed assignment or subletting may not be unreasonably withheld, or delayed. Failure to respond within thirty (30) days shall be deemed a consent.

         If Tenant desires to assign this lease or sublet all or any portion of the demised premises, Tenant shall submit to Landlord in writing: the name and address of the proposed assignee or subtenant; a counterpart of the proposed agreement of assignment or sublease and all other instruments or agreements pertaining thereto; such information as to the nature and character of the business of the proposed assignee or subtenant, and the proposed use of the space, as Landlord reasonably may request; banking, financial or other credit information relating to the proposed assignee or subtenant, to the extent available to Tenant, sufficient to enable Landlord to determine the financial responsibility and character of the proposed assignee or subtenant. Tenant shall pay all of Landlord's costs and expenses, including reasonable attorneys' fees, incurred in connection with the review, preparation and execution of any documents pertaining to any proposed assignment or sublease.

         In the event of an assignment or subletting, Tenant shall continue to remain fully obligated under the terms of this lease.

                                 14. Brokerage
                                 -------------

         Landlord and Tenant represent and warrant that they have not dealt with any broker in connection with this lease or the negotiation or execution thereof other than Friedland Realty, Inc., who is being paid by Landlord. Each party agrees to indemnify and hold the other harmless from and against any claims, damage, liability or expense, including attorneys' fees, pertaining to any other broker with whom they have dealt.

                                  15. Notices
                                  -----------

         All notices required or permitted to be given hereunder shall be sent by registered or certified mail, return receipt requested, addressed to Landlord or Tenant at the address hereinabove stated, or to Tenant at the demised premises, or to such other address as either party hereafter may designate by notice hereunder.

         In addition, written notice shall be sent to DiConza, Larocca & DiCunto LLP, 478 Bay Ridge Parkway, Brooklyn, New York 11209, as attorneys for Landlord and to Pryor, Cashman, Sherman & Flynn, 410 Park Avenue, New York, New York 10022-4441, as attorneys for Tenant.

                               16. Miscellaneous
                               -----------------

         The submission of this lease to Tenant shall not be construed as an offer or option, and Tenant shall not have any rights hereunder unless and until Landlord shall execute a copy of this lease and deliver the same to Tenant.

                              17. Option To Extend
                              --------------------

         Provided that the Tenant is not in default beyond any notice and grace period under any of the terms herein, Tenant shall have the option to renew this lease for the period, commencing on the 1st day of the first month immediately following the expiration of this lease and ending on the 30th day of January in the Year 2011. In order to exercise this option to extend the term of the lease, Tenant must give Landlord written notice by Certified Mail, Return Receipt Requested, on or before December 1st, 2005. All of the terms and conditions of this lease will remain in full force and effect during the extension period; except that the rent payable during the extension period shall be $104,196.00 per year, in equal monthly installments of $8,683.00 each.

                                18. Improvements
                                ----------------

         The Tenant acknowledges that the demised premises requires substantial improvements which by their very nature will become attached to and will improve the structure of the premises for the benefit of the Landlord and the Owner of the property. The following improvements will be made by the Tenant at its own cost and expense during the term of this lease: (a) new oil burner, (b) new fifteen (15) ton air conditioning unit, and (c) new upgraded 400 - 800 AMP electrical service.

         The Tenant has examined the subject premises and is aware of these required improvements. The Tenant shall be responsible for the cost of these improvements.

                             19. Real Estate Taxes
                             ---------------------

         Tenant shall pay, during the term of this lease, the additional rent provided for in this Article. As used herein, the following terms shall have the meanings set forth below.

    "Real Estate Taxes" shall mean all real estate taxes, assessments, water charges and sewer rents, and other taxes and charges of every nature and kind whatsoever, whether general or special, ordinary or extraordinary, foreseen or unforeseen, of every character, which at any time may be assessed, levied, charged, confirmed or imposed on or in respect of or be a lien upon the building. "Real Estate Taxes" shall exclude income, franchise, inheritance or similar taxes; provided, however, that if the method of taxation or assessment shall be changed so that the whole or any part of the Real Estate Taxes theretofore payable with respect to the building instead shall be levied, charged, assessed or imposed in whole or in part on the income or rents received by Landlord from the building or shall otherwise be imposed against Landlord in the form of a franchise tax or otherwise, then the same shall be deemed Real Estate Taxes for purposes of this Article.

    "Escalation Year" shall mean each twelve month period or portion thereof, ending on June 30th, occurring within the term of this lease.

    "Base Year" shall mean the twelve month period ending on June 30th, 1996.

    The "building" shall mean the land and the building of which the demised premises forms a part, known as 9101 Third Avenue, in the City of New York, Borough of Brooklyn.

    "Tenant's Share" shall mean 50% percent.

         Tenant shall pay to Landlord, as additional rent, an amount equal to Tenant's Share of the amount of the Real Estate Taxes payable during the term hereof. Such additional rent may be billed by Landlord at or about the dates on which installments of Real Estate Taxes are due and payable by Landlord, or within twelve (12) months thereafter, and such additional rent shall be payable by Tenant to Landlord within ten days after being billed therefor.

         The Real Estate Taxes actually payable by Landlord shall be used in computing the additional rent hereunder. If Landlord receives a refund of any Real Estate Taxes paid during any year on which additional rent shall have been based, as a result of a reduction of Real Estate Taxes by final determination of legal proceedings, settlement or otherwise, the additional rent shall be recomputed based on the net refund, after deducting Landlord's expenses, and Tenant shall receive a credit for or refund of any overpayment of additional rent.

         Landlord shall not be obligated to contest the levy or assessment of any Real Estate Taxes, and it shall be at Landlord's sole discretion whether any such contest shall be undertaken by Landlord. Tenant shall also have the right to take and prosecute all such proceedings and if so taken, may proceed at its own expense and may prosecute the proceeding, including settlement and discontinuance.

         In no event shall the annual fixed rent under this lease be reduced by virtue of this Article.

         The additional rent provided herein shall be apportioned as of the expiration of the lease term or earlier termination of this lease. The obligations of Tenant to pay additional rent as provided for herein shall survive the expiration of the lease term or earlier termination of this lease.

         The additional rent provided for herein shall be collectible by Landlord in the same manner as the regular installments of fixed rent due under this lease. No delay or failure by Landlord in preparing or delivering any statement or demand for any additional rent shall constitute a waiver of, or impair Landlord's rights to collect, such additional rent.

                              20. Security Deposit
                              --------------------

         Tenant has deposited with Landlord the sum of $6,800.00 as security for the full and faithful performance and observance by Tenant of the terms, covenants and conditions of this lease. If Tenant defaults in the performance or observance of any term, covenant or condition of this lease, including without limitation the obligation of Tenant to pay any rent or other sum required hereunder, Landlord may use, apply or retain the whole or any part of the security so deposited to the extent required for the payment of any rent or any other sum as to which Tenant is in default or for any sum which Landlord may expend or may be required to expend by reason of Tenant's default, including without limitation any damages or deficiency accrued before or after summary proceedings or other re-entry by Landlord. If Tenant shall fully and faithfully observe and perform all of the terms, covenants and conditions of this lease, the security, without interest, shall be returned to Tenant after the end of the first six (6) months of this lease.

                         21. Non-disturbance Agreement
                         -----------------------------

         Landlord shall use its best efforts to obtain a Non-disturbance Agreement protecting the respective interests of the Landlord and the Tenant in the subject premises in the form of agreement annexed hereto and made a part hereof. In the event that the holder of any current mortgage against the subject premises is unwilling to execute a Non-disturbance Agreement in either the form annexed hereto or in some other form acceptable to both Landlord and Tenant, then, in such event, the parties shall have the following rights and obligations.

         In the event a foreclosure action is instituted and both the Landlord and Tenant are named as parties thereto, then in such event, the Landlord shall have the option of purchasing the mortgage, in which case the action against the Landlord and Tenant shall be discontinued. At such time, Landlord shall either discharge the mortgage of record or enter into a Non-disturbance Agreement with the Tenant in the form annexed hereto.

         Landlord shall be obligated to advise Tenant within thirty (30) days of the commencement of the foreclosure action whether or not it intends to purchase the mortgage. In the event Landlord elects not to so purchase or fails to advise Tenant that it intends to purchase the mortgage, then, in such event, Tenant shall have the option of purchasing the defaulted mortgage from the holder thereof. In such event, Tenant shall have the right to offset as against future rent due, the amount paid to purchase the defaulted mortgage. Thereafter, Tenant shall assign the mortgage to the Landlord without additional consideration.

                                   KINGS CASTLE CATERERS, INC.

                                   BY:
                                      ---------------------------------------
                                      LANDLORD

                                   RATTLESNAKE OF BAY RIDGE, INC.

                                   BY:
                                      ---------------------------------------
                                      TENANT

                                   EXHIBIT B

              The Equipment, Furniture, Fixtures and Improvements
                     Located at Short Ribs Restaurant & Bar

                                   EXHIBIT C

                                Excluded Assets
                                ---------------

     1.       Grandfather Clock

     2.       Frozen Drink Machines (2)

     3        Bar stock

     4.       Restaurant inventory

     5.       Stained glass

                                   EXHIBIT D

                    Security Alarm Equipment Lease Agreement